                                 Exhibit 2(d)

                                CONFORMED COPY


                            INTERCREDITOR AGREEMENT


This INTERCREDITOR AGREEMENT (this "AGREEMENT") dated as of August 11, 1995 by and among ARVIN INDUSTRIES, INC., an Indiana corporation ("ARVIN"), SPACE ACQUISITION CORPORATION, a Delaware corporation (the "BORROWER"), the Banks set forth on the signature pages hereof (collectively, the "Banks," and individually, a "Bank"), and NBD BANK, a Michigan banking corporation, as Agent (the "AGENT") for the Banks under that certain Amended and Restated Credit Agreement of even date herewith by and among the Borrower, certain Subsidiaries of the Borrower, the Banks and the Agent (as amended or modified from time to time, the "CREDIT AGREEMENT").

                        W  I  T  N  E  S  S  E  T  H:


WHEREAS, the Borrower was formed on July 27, 1995 for the purpose of acquiring all of the issued and outstanding capital stock of Space Industries International, Inc., a Delaware corporation ("SIII"), pursuant to the terms of that certain Agreement and Plan of Merger dated as of August 11, 1995 (the "MERGER AGREEMENT"), and upon consummation of the transactions contemplated by the Merger Agreement, the Borrower will have acquired all of the issued and outstanding capital stock of SIII, SIII will have merged with and into the Borrower (with the Borrower being the surviving corporation), and the Borrower will change its name to "CALSPAN INTERNATIONAL, INC."; and

WHEREAS, pursuant to the Credit Agreement, the Banks, upon the Effective Date, may extend to the Borrower a revolving credit facility in the aggregate principal amount of $39,000,000, which may include letters of credit in an aggregate stated amount not to exceed $10,000,000, in order to provide funds for the consummation of the transactions contemplated by the Merger Agreement, for working capital


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purposes and for its other general corporate purposes; and

WHEREAS, it is a condition to the Banks entering into the Credit Agreement that Arvin guaranty amounts constituting the Commitment B portion of the Borrower's obligations under the Credit Agreement, pursuant to and as more specifically described by the terms of a certain Guaranty Agreement of even date herewith, made by Arvin in favor of the Agent (the "GUARANTY"); and

WHEREAS, it is a condition to Arvin's entering into and making the Guaranty that the parties hereto enter into this Agreement, and the Borrower and the Agent have agreed to enter into this Agreement in order to induce Arvin to enter into and make the Guaranty.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

              (1) DEFINITIONS. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Guaranty.

              (2) INFORMATION AND ACCESS TO PROCEEDINGS. The Borrower covenants and agrees that it shall (A) provide Arvin with copies of all financial statements and other reports, certificates and documents which the Borrower furnishes to the Agent pursuant to Section 5.1(d) of the Credit Agreement at the same time and in the same manner as the Borrower furnishes such statements and other reports to the Agent, (B) promptly after receipt thereof (but in no event later than two (2) Business Days after receipt thereof) provide Arvin with copies of all notices and other material communications received by it from the Agent or any Bank, including any notice of Default or Event of Default under the Credit Agreement or any Note,
(C) provide Arvin with access to the Borrower's records, books of accounts and properties, and opportunity for discussion and audit, on the same basis as the Borrower provides such access and opportunity to the Agent and the Banks pursuant to Sections 5.1(e)(i) and (ii) of the Credit Agreement and (D) give Arvin notice of all meetings of the Borrower's shareholders and board of directors and any committee thereof and furnish to Arvin copies of all other material communications from the Borrower to its board of directors or shareholders, all at the same time and in the same manner as such notice is given or such other communication is made to the directors or shareholders, as the case may be. Arvin agrees that all such financial statements and reports, as well as



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other sensitive materials received from the Borrower, shall be held and treated as confidential, except to the extent that such information is or becomes (i) generally available to the public other than as a result of a wrongful disclosure by Arvin, (ii) available to Arvin from another source, provided that such source is not (to Arvin's knowledge) prohibited from disclosing such information, or (iii) discoverable under legal process under applicable law. The Borrower also agrees to permit a designated representative of Arvin to attend all meetings of the Borrower's shareholders or the board of directors; PROVIDED, HOWEVER, that such representative may be excluded, at the Borrower's option, from that portion of any meeting of the board of directors in executive session at which there is discussed a proposed or actual contract or transaction between the Borrower and Arvin or any other corporation, partnership, association, or other organization in which one or more of the officers or directors is also an officer or director of Arvin or in which Arvin has a financial interest.


              (3) PURCHASE OF THE LOANS. The Borrower, the Agent and the Banks, agree with Arvin that:

                   (a) upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, or

                   (b) immediately upon any payment made by Arvin pursuant to
Section 1(b) of the Guaranty,


Arvin shall have the right (but not the obligation) to purchase from, and pay to the Agent and the Banks all obligations due and owing by the Borrower and the Subsidiary Guarantors under the Operative Documents (the "Senior Debt"), including the outstanding principal balance of all (but not less than all) of the outstanding Notes and all accrued and unpaid interest thereon. The purchase of the Senior Debt under this Section 3 shall occur not later than thirty (30) days after Arvin gives notice of its intent to purchase the Senior Debt and upon such purchase the Agent and Banks shall assign to Arvin without representation or warranty (except for the representation and warranty that the Agent and/or the Banks have the organizational power and authority so to assign and have not previously assigned any portion of the Senior Debt) all of their right, title and interest in and to the Operative Documents. Arvin's right to purchase the Senior Debt hereunder shall lapse upon a revocation by the Agent of an Event of Default if Arvin receives a notice of revocation of such Event of Default prior to its giving of a notice of intent



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to purchase hereunder.

              (4) LIMITATION ON INDEBTEDNESS AND INVESTMENTS. The Borrower agrees that, without the prior written consent of Arvin, the Borrower will not (A) incur any Indebtedness permitted by Section 5.2(g)(ii) of the Credit Agreement, (B) incur any Indebtedness permitted by Section 5.2(g)(iv) of the Credit Agreement that is not expressly subordinate and junior in right and priority of payment to any Indebtedness of the Borrower to Arvin or (C) make any investments, loans or advances permitted by Section 5.2(m) of the Credit Agreement if the aggregate book value of such investments, loans and advances, as measured at the time of any such investment, loan or advance, exceeds at any time 5% of the consolidated Tangible Capital Funds of the Borrower and its Subsidiaries as at the end of the immediately preceding fiscal quarter of the Borrower.

              (5) ARVIN CONSENT TO CREDIT AGREEMENT WAIVERS AND MODIFICATION. Notwithstanding the provisions of Section 6 of the Guaranty or any other provision of the Guaranty or the Credit Agreement to the contrary, Arvin's consent shall not be required for any amendment, modification or waiver of any term, covenant or agreement contained in:

                   (a) Section 5.2(b) of the Credit Agreement, if the Borrower's Tangible Capital Funds are greater than the following: $17 million; decreasing to $14.5 million at Fiscal Year End 1996; decreasing to $12.5 million at Fiscal Year End 1997; decreasing to $10.75 million at Fiscal Year End 1998; decreasing to $10 million at Fiscal Year End 1999; increasing to $12.1 million at Fiscal Year End 2000,

                   (b) Section 5.2(c) of the Credit Agreement, if the Borrower's Leverage Ratio is less than the following: 2.6; increasing to 2.7 on the first day of Fiscal Year 1997; increasing to 3.2 on the first day of Fiscal Year 1998; increasing to 3.4 on the first day of Fiscal Year 1999; decreasing to 2.7 on the first day of Fiscal Year 2000, or

                   (c) Section 5.2(f) of the Credit Agreement, if the Borrower's Adjusted Cash Flow Ratio is greater than the following: 1.05; decreasing to 1.0 on the first day of Fiscal Year 1997.

              (6) BORROWER'S REIMBURSEMENT OBLIGATION.

                   (a) The Borrower and each of the Subsidiary



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Guarantors which becomes party hereto hereby agree, jointly and severally, to pay to Arvin on demand a sum equal to (i) any and all aggregate amounts paid or incurred by Arvin under the Guaranty to the Agent on account of the obligations of the Borrower to the Banks under the Operative Documents, (ii) any and all costs and expenses incurred by Arvin in connection with enforcing the obligations of the Borrower and the Subsidiary Guarantors hereunder, including without limitation, the reasonable fees and disbursements of counsel for Arvin, and (iii) interest on such amounts for the period commencing on the date of demand for reimbursement under this Section 6 at the Overdue Rate (as defined in the Credit Agreement) until the same is paid in full.

                   (b) The obligations, covenants, agreements and duties of the Borrower and the Subsidiary Guarantors under this Section shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of Arvin: (i) any assignment or transfer, in whole or in part, of any of the Guaranteed Obligations or of any of the Operative Documents, or (ii) any waiver by the Agent or any Bank, or by any other person, of the performance or observance by Arvin, the Borrower or any Subsidiary Guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranty, this Agreement or any of the Operative Documents, or (iii) any indulgence in or the extension of the time for payment by Arvin of the amounts payable under or in connection with the Guaranty, or of the time for performance by Arvin, the Borrower or any Subsidiary Guarantor of any other obligations under or arising out of the Guaranty or any of the Operative Documents, or the extension or renewal thereof, or (iv) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of Arvin, the Borrower or any Subsidiary Guarantor set forth in the Guaranty or this Agreement any of the Operative Documents (the modification, amendment or waiver from time to time of such documents being expressly authorized without further notice to or consent of the Borrower or the Subsidiary Guarantors), or (v) the existence of any defense, setoff or counterclaim which the Borrower may have or assert against Arvin, the Agent or any Bank, or (vi) any purported release or discharge of Arvin, the Borrower or any Subsidiary Guarantor from the performance or observance of any agreement, covenant, term or condition contained in this Agreement, the Guaranty or any of the Operative Documents, by operation of law, or (vii) the running of any limitations period otherwise applicable, or (viii) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Borrower or any Subsidiary Guarantor to



                                       5

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Arvin hereunder.

                   (c) Notwithstanding provision of Section 6(b) to the contrary, the Borrower and any Subsidiary Guarantor shall be entitled to pursue after payment in full of the amounts owed to Guarantor hereunder, exercise and assert in a separate proceeding, all legal or equitable remedies for any breach of this Agreement by Arvin, the Agent or any Bank; and no payment under this Section 6 by the Borrower or any Subsidiary Guarantor nor any provision contained herein, including without limitation the unconditional nature of the obligations of the Borrower and the Subsidiary Guarantors under this Section 6, shall be construed as a waiver of any such rights by any of them, or as a limitation on, or with respect to, any such remedies or the damages recoverable in such proceeding.

              (7) SECOND PRIORITY SECURITY INTEREST. The parties hereto agree and acknowledge that, to secure the obligations of the Borrower and the Subsidiary Guarantors to Arvin under Section 6 hereof (the "SUBORDINATED OBLIGATIONS"), (A) the Borrower and the Subsidiary Guarantors shall grant Arvin a security interest in the same collateral (the "COLLATERAL") in which the Borrower and the Subsidiary Guarantors shall grant the Agent and the Banks a security interest pursuant to the Security Documents (as defined in the Credit Agreement) other than the Guaranty, which security interest shall be evidenced by security agreements, pledge agreements, financing statements and other documents, all in form and substance satisfactory to Arvin and the Agent and identical to the Security Agreement is all material respects, (collectively, the "ARVIN SECURITY DOCUMENTS"), (B) the security interests created in favor of Arvin by the Arvin Security Documents shall be junior in priority to the security interests created in favor of the Agent and the Banks by the Security Documents to secure the Senior Debt and (C) notwithstanding Section 5.2(h) or any other provision of the Credit Agreement to the contrary, neither the grant nor the perfection of security interests by the Borrower and the Subsidiary Guarantors pursuant to the Arvin Security Documents, in and of itself, constitutes, or will constitute, a default under the Credit Agreement.

              (8) COLLATERAL AGENT. Arvin hereby appoints the Agent as its agent for the purpose of holding the Collateral, or so much of it as is in or may come into the possession of the Agent, pursuant to the lien of the security interests granted under the Arvin Security Documents. The Agent hereby accepts such appointment and agrees to receive, hold, liquidate, disburse, release and otherwise deal with such Collateral and the proceeds and products thereof which may come



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into its possession in accordance with the Arvin Security Documents and this
Agreement and to pay over to Arvin any such Collateral or proceeds to which Arvin is entitled under Section 9 hereof. The Agent shall have no duties or responsibilities as agent of Arvin except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with Arvin, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to Arvin for any action taken or not taken by it or them as agent of Arvin hereunder with the consent or at the request of Arvin or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents, or employees shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, telecopy, or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Arvin agrees to indemnify and hold harmless the Agent (to the extent not reimbursed by the Borrower, but without limiting any obligation of the Borrower to make such reimbursement) against any and all claims, damages, losses, liabilities, costs or expenses arising out of its actions as agent under this Section 8; PROVIDED, HOWEVER, that Arvin shall not be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's breach of its obligations under this Agreement or its gross negligence or willful misconduct.

              (9) SUBORDINATION PROVISIONS. In furtherance of the provisions of Section 7 of this Agreement, the parties hereto agree as follows:

                   (a) DEBT SUBORDINATION. All Subordinated Obligations shall be subordinate and junior in right of payment and all other respects to all Senior Debt, in the manner hereinafter set forth. No payment of, or security for, all or any part of the Subordinated Obligations, including without limitation principal and interest, whether in cash or other property, by setoff, realizing upon collateral or otherwise, and whether directly or indirectly, shall be made, given or received, unless and until the Senior Debt shall have been paid in full or acquired by Arvin.

                   (b) LIEN SUBORDINATION. As among the Agent, the Banks and Arvin only, Arvin unconditionally subordinates to the lien securing the Senior Debt by the Agent for the benefit of the Banks any and all liens and security interests which Arvin presently or hereinafter may have with respect to the Arvin



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


Security Documents. Such liens and security interests shall be junior in priority and subordinate to any and all liens and security interests securing the Senior Debt that the Agent may have in the same property, regardless of
(i) the time or order of attachment, perfection, filing or recording of such security interests or liens, or the failure to give notice of the acquisition or expected acquisition of any lien or security interest; (ii) any provision of the United States Bankruptcy Code or the Uniform Commercial Code of Michigan or any other Federal or state laws which relate to the priority of liens or security interests; and (iii) the lapse of perfection or other lack of perfection of the Agent's liens or security interests. It is further acknowledged and agreed that none of Arvin, the Borrower or the Agent shall take any action challenging the validity or enforceability of the liens and security interests granted by the Borrower to the Agent or Arvin, as the case may be, to secure the Senior Debt or the Subordinated Obligations, or any of the subordination or other provisions set forth in this Agreement.

                   (c) BANKRUPTCY. In the event of any dissolution, winding up, liquidation, arrangement or reorganization relating to the Borrower, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower or otherwise, the Agent and the Banks shall be entitled to receive payment in full of the Senior Debt before Arvin is entitled to receive any payment on account of any Subordinated Debt and to that end (but subject to (i) the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred upon holders of indebtedness by a lawful plan of reorganization arrangement or liquidation under applicable bankruptcy or insolvency law;
(ii) the provisions regarding distributions to creditors, claimholders and/or parties-in-interest under any applicable bankruptcy or insolvency statute, any statute or procedure for arrangement of debt or assignment for the benefit of creditors; and (iii) any order or decree entered by a court of competent jurisdiction in any proceeding pending under any applicable law with respect to bankruptcy, insolvency, or assignment of the benefit of creditors), the Agent shall be entitled to receive, on behalf of the Banks, all payments or distributions of any kind (whether in cash, securities or other property) which otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations, and such payments or distributions shall be paid or delivered directly to the Agent, or its representatives, for application to the payment or prepayment of the Senior Debt, until the Senior Debt shall have been paid in full.

                   (d) UNAUTHORIZED PAYMENTS.  In the event that any



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payment or distribution upon or with respect to the Subordinated Debt is received by Arvin contrary to the subordination provisions of this Agreement, such payment or distribution shall be received in trust for the benefit of the Agent, shall be segregated from other funds and property held by Arvin and shall be forthwith paid over to the Agent, or its representatives, for application to the payment or prepayment of the Senior Debt until the Senior Debt shall have been paid in full. Until so delivered, the same shall be held in trust by Arvin, as the property of the Agent for the benefit of the Banks. In the event of failure of Arvin to make any such endorsement or assignment, the Agent, or any of its officers or employees on behalf of the Agent, is hereby unequivocally authorized to make the same.

                   (e) REINSTATEMENT. Arvin agrees that if at any time any payment by the Borrower to the Agent or the Banks, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside, rescinded and/or required to be repaid by the Agent or any Bank to a trustee, receiver or any other party under any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets of liabilities of the Borrower, or otherwise, then to the extent of any sum not finally retained by the Agent or any Bank, Arvin's obligations to the Agent and the Banks shall be reinstated upon written notice thereof to Arvin by the Agent and this Agreement shall remain in full force and effect (or be reinstated), but only to the extent of, and with respect to, any payments not finally retained by the Agent and the Banks, until the Senior Debt shall have been paid in full.

                   (f) REPRESENTATIONS AND WARRANTIES.

                        i) Arvin hereby represents and warrants that: (A) the execution, delivery and performance of this Agreement are within its corporate powers, if applicable, have been duly authorized and are not in contravention of law or, if applicable, of the terms of its articles of incorporation or bylaws, or of any law, order, judgment, decree, contract or undertaking to which it is a party or by which it or any of its properties is bound or affected; (B) this Agreement constitutes the legal, valid and binding obligation of Arvin, enforceable against it in accordance with its terms; and (C) except as provided or to be provided under this Agreement or the Arvin Security Documents, no security or collateral of any kind has been taken by Arvin to secure any of the Subordinated Obligations, whether from the Borrower or otherwise, and there are no Liens on or with respect to any of the Borrower's assets to secure any part of the Subordinated Obligations.



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                        ii) The Borrower hereby represents and warrants that:
 (A) the execution, delivery and performance of this Agreement are within its corporate powers, if applicable, have been duly authorized and are not in contravention of law or, if applicable, of the terms of its articles of incorporation or bylaws, or of any law, order, judgment, decree, contract or undertaking to which it is a party or by which it or any of its properties is bound or affected; (B) this Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms; and (C) except as provided or to be provided under this Agreement, the Security Documents or the Arvin Security Documents, no security or collateral of any kind has been taken by Arvin, the Agent or any Bank to secure any of the Senior Debt or the Subordinated Obligations, whether from the Borrower or otherwise, and there are no Liens on or with respect to any of the Borrower's assets to secure any part of the Senior Debt or the Subordinated Obligations.

                        iii) The Agent and the Banks each (for itself only) hereby represent and warrant that: (A) the execution, delivery and performance of this Agreement are within its corporate powers, if applicable, have been duly authorized and are not in contravention of law or, if applicable, of the terms of its articles of incorporation or bylaws, or of any law, order, judgment, decree, contract or undertaking to which it is a party or by which it or any of its properties is bound or affected; (B) this Agreement constitutes the legal, valid and binding obligation of the Agent and each of the Banks, enforceable against each in accordance with its terms; and (C) except as provided or to be provided under the Security Documents, no security or collateral of any kind has been taken by the Agent or the Banks to secure any of the Senior Debt, whether from the Borrower or otherwise, and there are no Liens on or with respect to any of the Borrower's assets to secure any part of the Senior Debt.

                   (g) COVENANTS. Until all of the Senior Debt has been paid in full or Arvin has earlier purchased the Senior Debt, unless otherwise consented to by the Agent in writing: (i) Arvin will not ask, demand, sue for, take or receive from the Borrower directly or indirectly, by way of set off or in any other manner, all or any part of the Subordinated Obligations or otherwise enforce any of its rights or remedies in connection with the Subordinated Obligations or the Arvin Security Documents, including without limitation with respect to any collateral or guaranty therefor, and the Borrower agrees not to make any payment on the Subordinated Obligations, whether directly or indirectly or in any other manner;



                                      10

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(ii) Arvin and the Borrower shall not assign, transfer, hypothecate or modify, terminate, amend or supplement, or consent to any cancellation, modification, termination, amendment or supplement of, any of the terms of the Subordinated Obligations; and (iii) except as provided or to be provided under the Arvin Security Documents, the Borrower will not hereafter issue any instrument, agreement or other writing evidencing or securing any part of the Subordinated Obligations or allow any Liens on or with respect to any of its assets to secure any part of the Subordinated Obligations, and Arvin will not receive any such instrument, security or other writing or any such Liens, and any such instrument, security or other writing and any such Lien shall be null and void; PROVIDED, HOWEVER, that nothing in this Section 9(g) or otherwise in this Agreement shall be construed to prohibit Arvin from taking any actions to protect its rights, enforce its claims or preserve or maintain its security interests in the Collateral granted under the Arvin Security Documents so long as Arvin is not attempting to exercise enforcement remedies, obtain collateral liquidation proceeds or prohibit, hinder or delay the Agent or any Bank from exercising enforcement remedies.

                   (h) CONTINUING SUBORDINATION. This Agreement shall constitute a continuing agreement of subordination which shall remain in effect until such time as the Senior Debt is paid in full or has been acquired by Arvin.

                        (i) RIGHTS NOT CONSTRUED AS DUTIES. The rights granted to the Agent in this Agreement are solely for its protection and nothing herein contained imposes on the Agent or any Bank any duties with respect to any property of the Borrower or Arvin heretofore or hereafter received by the Agent.

                   (j) ACTIONS BY THE AGENT. Without notice to or the consent of Arvin, the Agent may, subject to the terms of this Agreement and the Guaranty, at any time and from time to time and without impairing or releasing the subordination provisions of this Agreement, do any one or more of the following: (i) exercise or refrain from exercising any rights with respect to the Senior Debt against the Borrower, any guarantor of the Senior Debt or any other person and (ii) apply any monies or other property paid by any person or otherwise available to the Senior Debt.

                   (k) NO LIABILITY. Except as provided in this Agreement and the Guaranty, neither the Agent nor Arvin hereby makes any warranties, express or implied, nor does either the Agent or Arvin assume any



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


liability to each other with respect to (i) obligors under any instruments or guaranty; (ii) the enforceability, validity, value or collectibility of the extension of any credit to the Borrower, or collateral therefor, or any guaranty or security which may have been granted to any of them in connection with any agreement; or (iii) the Borrower's title or right to transfer any collateral or security. The execution of this Agreement by the parties hereto shall not create or impose any duties or obligations upon any party hereto, except as expressly provided herein, and no agency or other fiduciary relationship shall be inferred from such execution.

              (10) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and may be delivered personally (including by courier), by facsimile transmission (if receipt is confirmed in writing) or by first class registered or certified mail, postage prepaid, return receipt requested, addressed to the following addresses or to such other addresses as may be furnished in writing by one party to all of the others:

                   (a) if to the Borrower:

            800 Connecticut Avenue, N.W.

            Suite 1111

            Washington, DC  20006

            Attention:  Katherine A. Snavely,

                            Vice President - Corporate Finance


            Facsimile:  202 861-0321

            with a copy to:

            Andrews & Kurth, L.L.P.
            4200 Texas Commerce Tower
            600 Travis
            Houston, TX  77002
            Attention:  Thomas J. Perich, Esq.



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

            Facsimile:  713 220-4285


                   (b) if to Arvin:

            One Noblitt Plaza
            P.O. Box 3000
            Columbus, IN  37202
            Attention:  Richard Smith,
                            Vice President and Chief Financial Officer

            Facsimile:  812 379-3688

            with a copy to:

            Dickstein, Shapiro & Morin, L.L.P.
            2101 L Street, N.W.
            Washington, D.C.  20037
            Attention:  John W. Griffin, Esq.

            Facsimile:  202 887-0689


                   (c) if to the Agent or the Banks:

            611 Woodward Avenue
            Detroit, Michigan  48226
            Attention:  Midwest Banking Division

            Facsimile:  313 225-1671

            with a copy to:

            Dickinson, Wright, Moon, Van Dusen & Freeman
            500 Woodward Avenue
            Suite 4000
            Detroit, MI  48226
            Attention:  Steven H. Hilfinger, Esq.

            Facsimile:  313 223-3598


Service of any such notice or other communication so made shall be deemed complete, if by mail, on the day of actual delivery thereof as shown by the addressee's registry or certification receipt and, if by other means, when actually received.

              (11) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, without regard to such jurisdiction's conflicts of laws principles. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Agreement shall be in any federal or state court in the State of Michigan having subject matter jurisdiction.

              (12) MODIFICATION; WAIVER. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by all the parties hereto. Any party may waive any misrepresentation by any other party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement of, any other party, PROVIDED that mere inaction or failure to exercise any right, remedy or option under this Agreement, or delay in exercising the same, shall not operate or be construed as a waiver, and no waiver will be effective unless set forth in writing and then only to the extent specifically stated therein.

              (13) ENTIRE AGREEMENT. This Agreement, the Guaranty, the Credit Agreement, the Notes, the schedules and exhibits thereto and hereto, the Security Documents, the Arvin Security Documents and any other agreements or certificates delivered pursuant thereto and hereto constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby and supersede all previous written or oral negotiations, commitments, representations and agreements.

              (14) ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by any party (other than to any Affiliate (as defined in the Credit Agreement) of such party) without the prior written consent of the other parties; PROVIDED, HOWEVER, that the Agent or any Bank may assign its rights under this Agreement in connection with any grant of a participation interest in accordance with Section 8.6 of the Credit Agreement, and any such sale, assignment or grant of a participation interest shall be subject to the terms of the Guaranty and this Agreement. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective successors and assigns.

              (15) SEVERABILITY. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

              (16) NO THIRD PARTY BENEFICIARY. This Agreement is intended and agreed to be solely for the benefit of the parties hereto, and no third party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

              (17) EXECUTION IN COUNTERPART. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

              (18) INTERPRETATION. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

              (19) SUBSIDIARY GUARANTORS. The Borrower shall cause each of Calspan Corporation, an Ohio corporation, Systems Research Laboratories, Inc., an Ohio corporation, and Space Industries, Inc., a Texas corporation (collectively, the "SUBSIDIARY GUARANTORS"), to execute a counterpart of this Agreement and become parties hereto effective immediately upon the effective time of the merger pursuant to the Merger Agreement. The Borrower shall also cause each of the Subsidiary Guarantors to execute a counterpart of the Guaranty, acknowledging the obligations of the Borrower thereunder. The Borrower shall, and shall cause each of the Subsidiary Guarantors to execute and deliver such additional documents or instruments, including the Arvin Security Documents, and take such further actions as may be reasonably requested from time to time by the Agent or Arvin to fully consummate, document and effectuate their respective obligations hereunder.

             [The balance of this page intentionally left blank.]


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                       ARVIN INDUSTRIES, INC.


                                       By    /S/ RICHARD A. SMITH
                                         ------------------------------
                                         Name:  Richard A. Smith
                                         Title: Chief Financial Officer



                                       SPACE ACQUISITION CORPORATION


                                       By    /S/ DAVID H. LANGSTAFF
                                         -------------------------------
                                         Name:  David H. Langstaff
                                         Title: President



                                       NBD BANK, as Agent and a Bank


                                       By    /S/ EDWARD C. HATHAWAY
                                         -------------------------------
                                         Name:  Edward C. Hathaway
                                         Title: First Vice President



                                       MANUFACTURERS AND TRADERS
                                       TRUST COMPANY, as a Bank

                                       By    /S/ GEOFFREY R. FENN
                                         -------------------------------
                                         Name:  Geoffrey R. Fenn
                                         Title: Vice President